         AGREEMENT made this 22nd day of November, 1996, retroactive to and effective as of the 1st day of September, 1996, by and between DUANE READE, A NEW YORK PARTNERSHIP, whose place of business is located at 49-29 30th Place, Long Island City, New York 11101; hereinafter designated as the "Employer"; and DRUG, CHEMICAL, COSMETIC, PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES LOCAL 815, AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS; whose office is located at 467 Sylvan Avenue, Englewood Cliffs, New Jersey 07632; hereinafter designated as the "UNION".

         IN CONSIDERATION of the premises and of the mutual and reciprocal promises herein made and obligations herein assumed, as more fully hereinafter set forth, the parties agree as follows:

         FIRST: The Employer recognizes the Union as the sole collective bargaining agent for all employees in its employ, excluding office employees, executives, supervisors, armed guards and warehouse managers. Whenever the word "employees" is used in this Agreement, it shall be deemed to refer to all employees except for those specifically excluded above, regardless of whether or not they are members of the Union.

         All employees shall, as a condition of continued employment, become and remain members of the Union in good standing after they have completed thirty days of employment or thirty days after execution of this Agreement, whichever is later, provided, however, that no employee shall be removed from his employment under this Article so long as he continues to tender uniform dues and his initiation fee to the Union after such thirty-day period. Any employee who fails to maintain his membership to the extent of not paying uniform dues and his initiation fee after such thirty-day period, shall be discharged by the Employer immediately upon notification from the Union in person or in writing. All new employees shall be on a trial period of thirty calendar days during which time they may be discharged without recourse to the grievance procedure.

         SECOND: The Employer shall deduct uniform membership dues and initiation fees from the wages paid to each employee. The Employer shall make such deductions from the first payroll in each month and transmit all such funds deducted no later than the tenth day of each month. All funds deducted from the wages paid to employees for the payment of such dues and initiation fees shall be held in trust by the Employer and shall be considered at all times the property of the Union, provided, however, that prior to making such deductions the Employer has received from each employee on whose account such deductions are made, a written assignment, which shall not be irrevocable for a period of more than one year or beyond the termination date of the Agreement, whichever occurs sooner, and which may contain a clause that such assignment shall be automatically renewed for additional periods of one year, unless the employee shall terminate such assignment in writing within thirty days prior to any expiration date thereof.

         THREE: The Employer shall have the right to establish two work shifts; Monday through Friday and Tuesday through Saturday.

         The regular work week for all employees on a Monday - Friday work shift shall consist of five days, Monday through Friday, and no more than eight hours per day and no more than forty hours per week. Work performed beyond eight hours in any day, or forty hours in any week, or on Saturday, shall be paid for at the overtime rate of one and one-half times the employees' regular hourly rate. Work performed on Sunday shall be paid for at the premium rate of two times the employees' regular hourly rate.

         The regular work week for all employees on a Tuesday - Saturday work shift shall consist of five days, Tuesday through Saturday, and no more than eight hours per day and no more than forty hours per week. Work performed beyond eight hours in any day, or forty hours in any week, or on Monday, shall be paid for at the overtime rate of one and one-half times the employees' regular hourly rate. Work performed on Sunday shall be paid for at the premium rate of two times the employees' regular hourly rate.

         Employees shall work a reasonable amount of overtime.

         FOURTH: No employee, whatever the performance, shall be discharged, suspended, laid off or furloughed except for good and sufficient cause. In the event an employee is proven to have committed an act amounting to dishonesty or criminal negligence, the Employer may summarily discharge such employee. Layoffs and recalls from layoffs shall be made in accordance with seniority and ability to perform the available work.

         FIFTH: The Employer agrees that authorized representatives of the Union shall be permitted to enter the Employer's place of business at any time for the adjustment of disputes, grievances or any other matters that may require their presence.

         SIXTH: Should any dispute arise concerning the application, interpretation, effect, purpose or breach of any term or condition of this Agreement or in the event that there shall exist any claim, demand, dispute or controversy between the parties hereto, including but not limited to a demand or dispute arising out of a proposed addition, deletion or modification of this Agreement, the parties hereto shall first attempt to settle and adjust such dispute, claim, demand or controversy by negotiation. In the event that said dispute, claim, demand or controversy shall not be completely settled and adjusted, the parties agree that either of them may submit the question, including any damages that have been suffered, to arbitration before an arbitrator designated by the New York State Board of Mediation, the American Arbitration Association or the Federal Mediation and Conciliation Service in accordance with their rules. The arbitrator so designated shall conduct a hearing in such manner as he shall consider proper and shall serve as sole arbitrator of the dispute between the parties. The arbitrator shall have the right to conduct an ex parte hearing in the event of the failure of either party to be present at the time and place designated for the arbitration, and shall have the power to render a decision based on the testimony before him at such hearing. The decision of the arbitrator shall be final and binding upon both parties and may be entered as a final decree or judgment in the Supreme Court of the State of New York or in a court of appropriate jurisdiction in any state where such decision shall be rendered. The costs of arbitration, including the arbitrator's fee, shall be borne equally by the Employer and the Union. It is the intent of the parties hereto that all disputes between them, both within and outside of the Agreement, shall be submitted to arbitration and that no defense to prevent the holding of the arbitration shall be permitted. Service of any document or notice referred to above, or service of any notice required by law in connection with arbitration proceedings, may be made by registered or certified mail.

         SEVENTH: (A) It is hereby agreed by and between the respective parties that effective as of September 1, 1996 (being a continuation of contributions previously made), the Employer shall contribute to the Vacation Fringe Benefit Fund the sum of Five and Two-Fifths Per Cent (5.4%) of the Employer's total, gross, straight-time payroll expense for each employee covered by the Agreement regardless of whether or not any such employee is a member of the Union and regardless of the number of hours worked during the week. Such payments shall be made weekly for the last preceding payroll week. A list containing the names and straight-time, weekly earnings of each employee in the bargaining unit shall accompany each such payment. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Vacation Fringe Benefit Fund and shall be held subject to the provisions of a trust indenture dated February 17, 1971 and any amendments, changes or additions thereto.

         The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

         The Fund shall be used for the purpose of providing annual and supplementary vacation benefits, jury duty reimbursement and for such approved similar and related purposes and benefits, and for the payment of the reasonable administrative expenses of the Fund, as the trustees may determine. By executing this Agreement, the Employer hereby authorizes the Trustees of the Vacation Fringe Benefit Fund, on its behalf, as its express agent, and in its name and stead, to remit to the appropriate Federal taxing authorities, the Employer's share of any FICA taxes owed by the Employer as a result of vacation and/or fringe benefit payments made by the Fund to employees of the Employer, together with the employee's share of any such taxes, and, where applicable to remit to the appropriate State taxing authorities the disability taxes owed as a result of such payments. Similarly, by executing this Agreement, the Employer hereby authorizes the Trustees of the Fund on its behalf, as its express agent and in its name and stead, to issue to the appropriate governmental agencies and to its employees receiving vacation and/or fringe benefit payments through the Fund, Federal, State and City earnings statements showing gross wages, FICA tax withheld, FICA wages, State income tax withheld and local tax withheld as a result of such vacation and/or fringe benefit payments by the Fund. The Trustees of the Fund shall have no obligation to report wages earned by the Employer's employees, except such wages as are transmitted to the Employer's employees by the Fund.

         All monies paid to the Fund shall be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating Employer individually or collectively, nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof, nor to any accounting, supervision or control thereof, of whatsoever kind or nature.

         All monies, contributions, property, assets of the Fund and those hereafter acquired and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees, or to the contributions of his or her Employer to the

Fund or any assets or monies held by the Fund except such benefits as are provided for by the Fund and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

         All payments shall be due and payable on the first day of each week, for the preceding week. The foregoing notwithstanding, however, if the Employer fails to make all payments required hereunder, on or before the tenth day of the month for the preceding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

         Conditioned upon the Employer's timely payment in full to the Fund of all of its obligations as specified herein, no further liability whatsoever shall attach hereunder to the Employer; and no claim can, shall or may be made by any employee against the Employer based upon the terms hereof for any reason whatsoever.

         (B) The amount of vacation to which an employee is entitled shall be determined as of July 1 of each year:

   Less than six months
   of employment as of              None
   July 1

   Six months but less than
   one year of employment           One week (40 hours)
   as of July 1

   One year but less than
   seven years of employment        Two weeks (80 hours)
   as of July 1

   Seven years but less than
   twenty years of employment       Three weeks (120 hours)
   as of July 1

   Twenty or more years of
   employment as of July 1          Four weeks (160 hours)

         In determining eligibility for vacation leaves, all computations shall be based upon each employee's total length of employment with the Employer. No deductions shall be made from an employee's accumulated service except for periods of nonemployment by the Employer. Such deductions shall be made in accordance with the provisions of the trust indenture, and/or resolutions adopted by the trustees.

         Full power and authority will be lodged in the trustees of the Vacation Fringe Benefit Fund to determine the extent of service credits to be allocated to each employee as well as the rules and regulations pursuant to which employees will be paid for any earned vacation pay.

         In accordance with the rules and regulations of the Fund and at such intervals as they determine appropriate, the trustees of the Fund shall transmit to each employee on whose behalf contributions have been made to such Fund, an amount equal to the sum of such employee's vacation leave entitlement multiplied by such employee's regular straight-time, hourly rate of pay as of the date of such employee's vacation leave. This sum will be diminished by the amount of any vacation payments made by the Fund to such employee during the preceding vacation year (i.e. the period from. July 1 of the preceding year through June 30 of the current year).

         Part-time employees shall receive vacation leave and vacation pay on a pro rata basis.

         EIGHTH: All employees shall receive pay for the following holidays, whether or not they are scheduled to work on such holidays:

   New Year's Day                  Labor Day

   Martin Luther King's Birthday   Thanksgiving Day

   Presidents' Day                 One-half day before Christmas Day

   Good Friday                     Christmas Day

   Memorial Day                    One-half day before New Year's Day

   Independence Day                Employee's Birthday


         Work performed on any such holidays shall be paid for at one and one-half times the employees' regular rate of pay, in addition to the holiday pay.

         NINTH: All good conditions, customs and privileges enjoyed by the employees prior to the execution of this Agreement shall continue in full force and effect without suspension or interruption as though they were actually enumerated herein. The Employer shall not sell his establishment, or any part thereof without 60 days' advance notice in writing to the Union, nor shall he remove, terminate, discontinue, rent or lease any part thereof, without providing similar advance notice. In no event shall such transaction be consummated except on the basis that the purchaser or lessee shall assume this Agreement and all of its terms and conditions and shall continue to recognize the Union as the collective bargaining representative for all employees formerly covered by this Agreement. In addition, the seller or renter, as well as the purchaser or lessor, shall be responsible for all financial liabilities under this Agreement up to and including the date of this transaction.

         TENTH: The Union may elect or select shop stewards from among the employees, who shall receive top seniority; and such shop stewards shall have the authority to report grievances and violations of the contract to the Union. No shop steward shall have the right to call any strike, stoppage or cessation of work; and the sole duty and liability of the Union, in the event that a shop steward so transcends his authority, shall be limited to ordering the employees to return to work after written notice from the Employer. The shop steward shall have the right during working hours to discuss grievances or perform such other duties as the Union may require of him.

         ELEVENTH: It is hereby agreed by and between the respective parties that, commencing with the week ending September 6, 1996 (being a continuation of contributions previously made), the Employer shall pay to the Allied Welfare Fund the sum of Fifty-Four ($54.00) Dollars, and commencing with the week ending September 5, 1997, the sum of Fifty-Nine ($59.00) Dollars, and commencing with the week ending

September 4, 1998, the sum of Sixty-Six ($66.00) Dollars, and commencing with the week ending March 5, 1999, the sum of Sixty-Nine ($69.00) Dollars each and every week for each employee who is employed within the bargaining unit, commencing with the first day of employment of such employee, regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week. The Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records or other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Allied Welfare Fund and shall be held subject to the provisions of a trust indenture effective January 26, 1954 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

         Such contributions shall be used for the purpose of providing insurance, Major Medical insurance, welfare and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, their families, and the payment of reasonable administrative expenses of the Fund; and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union, nor any body with which the Union may be affiliated; nor any participating employer individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature; nor any claim against the Union, participating employers, or the trustees, or to the contributions of his or her employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

         All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

         From and out of the contributions made to the Allied Welfare Fund as specified above, Eight Dollars per employee per week shall be unconditionally and irrevocably allocated and paid to the Union Mutual Medical Fund subject to the provisions of a trust indenture effective September 6, 1978 and any amendments, changes or additions thereto, for the benefit of retired employees of the Employer and retired employees of all other employers similarly situated and their families who are receiving pension benefits from the Union Mutual Fund, and those employees of the Employer and of all other employers similarly situated whose pension benefits from the Union Mutual Fund have been vested and who, in either case, are and remain members in good standing of the Union Mutual Benefit Association. All sums contributed to the Union Mutual Medical Fund and the affairs of said Fund shall be managed and administered by a Board of Trustees equally representative of the employers and the participants. All of the foregoing conditions and provisions applicable to the Allied Welfare Fund shall be equally applicable to the Union Mutual Medical Fund.

         TWELFTH: It is hereby agreed by and between the respective parties that, commencing with the effective date of this Agreement (being a continuation of contributions previously made), the Employer shall pay to the Union Mutual Fund the sum of Twenty-Four Dollars each and every week for each employee who is employed within the bargaining unit commencing with the first day of employment of such employee, regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week; and the Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Union Mutual Fund and held subject to the provisions of a trust indenture effective November 1, 1955 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, the two shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund, a statement of the result of which shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

         The Fund shall be used for the purpose of providing pensions and/or annuities and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, the payment of reasonable administrative expenses of the Fund and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture, or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating employer individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof either directly or indirectly, shall have any right, title, interest or claim in or to the Fund, or any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature. It is understood and agreed that the Employer and all other employers similarly situated may have a continuing financial obligation pursuant to the provisions of the Employee Retirement Income security Act of 1974, in the event of termination or partial termination of the Fund. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees; nor to the contributions of his or her employer to the Fund; nor to any assets or monies held by the Fund except such benefits as are provided by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Trust Fund shall be final and conclusive.

         All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

         THIRTEENTH: Effective September 1, 1996, each employee shall receive a general wage increase amounting to Three (3%) Per Cent of such employee's wage rate immediately prior thereto.

         Effective January 1, 1997, each employee shall receive a general wage increase amounting to Two (2%) Per Cent of such employee's wage rate immediately prior thereto.

         Effective September 1, 1997, each employee shall receive a general wage increase amounting to Five (5%) Per Cent of such employee's wage rate immediately prior thereto.

         Effective September 1, 1998, each employee shall receive a general wage increase amounting to Five (5%) Per Cent of such employee's wage rate immediately prior thereto.

         After thirty days of employment, all newly hired employees shall receive a wage increase of Five Dollars per week ($.125 per hour).

         FOURTEENTH: All employees shall receive a paid fifteen-minute rest period during the afternoon of each work day.

         FIFTEENTH: Should the Employer fail to meet promptly the financial obligations under the terms of this Agreement or breach any term or condition thereof, such shall be considered a material breach of this Agreement, and the Union reserves the right thereafter to demand that the Employer post cash security or a bond in a reasonable sum, and may institute additional appropriate measures, to assure the faithful performance of this Agreement. The Union will at all times retain the right to proceed to arbitration in accordance with the provisions of Article Sixth hereof.

         During the term of this agreement the Union agrees that there shall be no strikes, work stoppages or slowdowns by the employees. The Employer agrees that during the term of this agreement it will not lock out any of its employees.

         SIXTEENTH: This Agreement and all of the conditions and terms thereof shall be binding upon the Employer, and shall also be binding upon and govern the working conditions and terms of employment in any new or future acquired establishment that the Employer shall acquire, conduct or maintain during the term of this Agreement. The Employer will not move his plant or any part thereof more than twenty-five (25) miles from its present location without the consent of the Union, which consent shall not be unreasonably withheld.

         SEVENTEENTH: On September 1, 1999, and at the expiration of each annual period thereafter during the term of this Agreement, the Union shall have the right to reopen the Agreement in order to renegotiate wages and other benefits for all employees. Should the parties fail to agree, any issue in dispute shall be submitted to arbitration in accordance with the procedure set forth in Article Sixth herein. The right to reopen shall not be waived by failure to give notice under this clause and any agreement reached upon such reopening, no matter when had, shall be retroactive to the anniversary date of the Agreement.

         EIGHTEENTH: This contract shall not take effect until it is approved and executed by an authorized officer of the Union. No term, condition or provision of this Agreement may be modified or changed except in writing signed by both parties.

         NINETEENTH: If any provision of this Agreement cannot be put into effect or operation, or can be only partially effective or operative because of applicable Executive Orders, regulations or legislation dealing with wage and price stabilization, then such provision shall become effective and operative at such time and in such amounts or to such extent and for such periods, prospectively or retroactively, as will be permitted by applicable Executive Orders, legislation or regulations. Alternatively, at the time that such provision is prevented from becoming effective or operative in whole or part, the Union shall have the option of declaring such provision void in whole or part, and negotiating with the Employer concerning alternative benefits. Such benefits must cost the Employer substantially the same amount or a lesser amount than the benefits which they will replace.

         TWENTIETH: All employees who have completed six months of employment shall be entitled to receive five (5) days of paid sick leave during each contract year and shall be reimbursed on the anniversary date of this Agreement for all unused sick leave. Employees shall receive a day's wages at their then current daily rate of pay for each day of sick leave pay.

         Employees shall not be required to provide a doctor's note or other substantiating evidence in order to be eligible to receive sick leave pay, provided, however, that employees shall call the Company as early as possible on the first day of any illness to advise the Company concerning the absence and its anticipated length; provided further that in the event the Employer feels that an employee is abusing the sick leave referred to above, it shall have the right to request a doctor's note.

         TWENTY-FIRST: This Agreement shall become effective from the 1st day of September, 1996, and shall remain effective and binding upon the parties hereto, their heirs, successors, assignees and trustees in bankruptcy for a period of three years up to and including August 31, 1999, and shall automatically continue thereafter for annual periods. Should either party desire to terminate this Agreement, notice thereof shall be given by registered or certified mail to the other at least sixty days prior to each expiration date. However, either party may notify the other in writing at least thirty days prior to the renewal date of the desire to renegotiate or alter any of the clauses of this Agreement, and in such event, the Agreement shall be deemed automatically extended, and such reopening shall be had under the provisions of Article Seventeenth herein; and any changes, amendments, additions or alterations agreed upon as the result of each renegotiation or ordered by any arbitrator upon such renegotiation, shall become effective and be retroactive to the annual termination date of this Agreement.

       IN WITNESS WHEREOF, the parties have hereunto set their hands this 22nd day of November, 1996.

DRUG, CHEMICAL, COSMETIC, PLASTICS
AND AFFILIATED INDUSTRIES WAREHOUSE
EMPLOYEES LOCAL 815, AFFILIATED
WITH THE INTERNATIONAL BROTHERHOOD
OF TEAMSTERS

By: /s/ Larry Plotnick
   -----------------------------------
    Larry Plotnick, President


DUANE READE, A NEW YORK PARTNERSHIP

By: /s/ Authorized Signatory       President
   ----------------------------------------------
    Employer                         Title

                        [LOCAL UNION NO. 815 LETTERHEAD]




                                                    September 1, 1996


Duane Reade, A New York Partnership
49-29  30th Place
Long Island City, New York 11101

Gentlemen:

This is to confirm our understanding that your contributions to the Vacation Fringe Benefit Fund consist of two components. The first component (vacation component) is to be contributed in the amount of Four and Four-fifths Per Cent (4.4%) of your gross, straight-time payroll expense for bargaining-unit employees and is intended to cover the cost of vacation payments made in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes.

The second component (fringe component) in the amount of One Per Cent (1%) of your gross, straight-time, payroll expense for bargaining-unit employees is intended to cover the cost of supplementary vacation benefits, jury duty reimbursement and other approved similar and related purposes and benefits, as the trustees may determine.

Your vacation component contributions will be subject to an annual audit and review. In the event that your vacation component contributions, including disability taxes and the Employer's and employees' share of FICA taxes, are less than the annual vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, you will be required to remit the balance immediately. Furthermore, by signing this letter, you specifically agree to adjust your vacation component contribution rate, upon notification from the Union that such adjusted contribution rate is necessary to avoid future deficits. In the event that your vacation component contributions exceed the vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes, the balance will be refunded to you on or before January 30th of the succeeding calendar year.

If the foregoing conforms with your understanding, please sign below where indicated.

ACCEPTED AND APPROVED:
Drug, Chemical, Cosmetic, Plastics
and Affiliated Industries Warehouse
Employees Local 815, Affiliated with
the International Brotherhood of
Teamsters

By: /s/ Ben Camadeco
   ---------------------------------------------
    Ben Camadeco, Secretary-Treasurer/CEO


ACCEPTED AND APPROVED:
Duane Reade, A New York Partnership

By: /s/ Authorized Signatory    President
   -----------------------------------------
    Employer                      Title